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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2002

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (816) 421-6600

(Former name or former address, if changed since last report): Not Applicable

Item 5. Other Events.

        On September 3, 2002, Aquila, Inc. responded to the downgrade by Moody's Investor Service of Aquila's senior unsecured debt to non-investment grade with a stable outlook.

Item 7. Financial Statements and Exhibits.

(a)
Exhibit—99.1, Press Release dated September 3, 2002, responding to the downgrade by Moody's Investor Service of Aquila's senior unsecured debt to non-investment grade with a stable outlook.

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Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer Date: September 3, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
Signatures